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                                WARRANT AGREEMENT



                          ---------------------------


                        Xm Satellite Radio Holdings Inc.

                                    as Issuer

                                       and

                              The Bank of New York

                                as Warrant Agent

                           ---------------------------


                                January __, 2003

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           WARRANT AGREEMENT dated as of January __, 2003 between XM Satellite
Radio Holdings Inc. ("Holdings"), and The Bank of New York, as Warrant Agent (the "Warrant Agent").

           WHEREAS, Holdings proposes to issue common stock purchase warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of __________ shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Holdings (the Class A Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in connection with an offer to exchange a combination of (i) an aggregate of $1,459 principal amount at maturity of the 14% Senior Secured Discount Notes due 2009 (the "Notes") issued by Holdings and XM Satellite Radio Inc., a wholly-owned subsidiary of Holdings (the "Company"), as joint obligors, (ii) $70 in cash and
(iii) one Warrant entitling the holder thereof to purchase 85 Warrant Shares, for each $1,000 in principal amount of the Company's $325,000,000 outstanding 14% Senior Secured Notes due 2010 tendered for exchange.

           WHEREAS, Holdings desires the Warrant Agent to act on behalf of Holdings, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein;

           NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

           Section 1. Definitions.

           "Affiliate" of any specified Person means (A) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (B) any director, officer or employee of such specified person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

           "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Warrant, the rules and procedures of the Depositary that apply to such transfer or exchange.

           "Commercially Reasonable Efforts" when used with respect to any obligation to be performed or term or provision to be observed hereunder, means such efforts as a prudent Person seeking the benefits of such performance or action would make, use, apply or exercise to preserve, protect or advance its (i.e., a holder's) rights or interests; provided that such efforts do not require the Person whose performance or observance is required hereunder to incur a material financial cost or a substantial risk of material liability unless such cost or liability (i) would customarily be incurred in the course of performance or observance of the relevant obligation, term or provision, (ii) is caused by or results from the wrongful act or negligence of the Person whose performance or observance is required hereunder or (iii) is not excessive or unreasonable in view of the rights or interests to be preserved, protected or advanced. Such efforts may include, without limitation, the expenditure of such funds and retention by such Person of such accountants, attorneys or other experts or advisors as may be necessary or appropriate to effect the relevant action; the undertaking of any special audit or internal investigation that may be necessary or appropriate to effect the relevant action; and the commencement, termination or settlement of any action, suit or proceeding involving the Person whose performance or observance is required hereunder to the extent necessary or appropriate to effect the relevant action.

           "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for a particular purpose.

           "Definitive Warrant" means a certificated Warrant registered in the name of the holder thereof and issued in accordance with Section 3.6 hereof, in the form of Exhibit A hereto except that such Warrant shall not bear the Global Warrant Legend and shall not have the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto.

           "Depositary" means, with respect to the Warrants issuable or issued in whole or in part in global form, the Person specified in Section 3.3 hereof as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Agreement.

           "Disinterested Director" means, in connection with any issuance of securities that give rise to a determination of the Fair Market Value thereof, each member of the Board of Directors of Holdings who is not an officer, employee, director or other Affiliate of the party to whom Holdings is proposing to issue the securities giving rise to such determination.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Global Warrants" means warrants issued in global form, substantially in the form of Exhibit A hereto, issued in accordance with Section 3.1(b) hereof.

           "Global Warrant Legend" means the legend set forth in Section 3.6(f), which is required to be placed on all Global Warrants issued under this Warrant Agreement.

           "holder" means, with respect to any Warrant (including a Global Warrant), the Person who is the registered holder thereof in the register of the Warrants maintained pursuant to Section 3.3 hereof.

           "Indirect Participant" means a Person who holds a beneficial interest in a Global Warrant through a Participant.

           "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

           "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

           "Person" means a natural person, a corporation, a partnership, a trust, a joint venture, any regulatory authority or any other entity or organization.

           "Registrable Securities" means the Warrant Shares issuable upon exercise of the Warrants. Any Registrable Securities will cease to be registrable hereunder when (a) a registration statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been sold pursuant to such effective registration statement or (b) the related Warrants shall have ceased to be outstanding.


                                        3

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           "Securities Act" means the Securities Act of 1933, as amended.

           "Shelf Registration Statement" means a registration statement pursuant to Rule 415 under the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation under the Securities Act.

           "Warrant Custodian" means, with respect to a Global Warrant, the Person appointed to serve as custodian of such Global Warrant for the Depositary.

           Section 2. Appointment of Warrant Agent. Holdings hereby appoints the Warrant Agent to act as agent for Holdings in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

           Section 3. Warrant Certificates.

           3.1. Form and Dating.

           (a)  General.

           The Warrants and the Warrant Agent's certificate of authentication shall be substantially in the form of Exhibit A hereto (the "Warrant Certificates"). The Warrants may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant shall be dated the date of its authentication. The Warrant Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Warrant Agent.

           The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Warrant Agreement. Holdings and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

           (b)  Global Warrants.

           Warrants issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Warrant Legend thereon and the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto). Warrants issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Warrant Legend thereon and without the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto). Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the Warrant Agent or the Warrant Custodian, at the direction of the Warrant Agent, in accordance with instructions given by the holder thereof as required by Section
3.6 hereof.

           3.2. Execution and Authentication. Two Officers shall sign the Warrants for Holdings by manual or facsimile signature.

           If an Officer whose signature is on a Warrant no longer holds that office at the time a Warrant is authenticated, the Warrant shall nevertheless be valid.

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           A Warrant shall not be valid until authenticated by the manual signature of the Warrant Agent. The signature shall be conclusive evidence that the Warrant has been authenticated under this Warrant Agreement.

           The Warrant Agent shall, upon a written order of Holdings signed by two Officers (a "Warrant Authentication Order"), authenticate Warrants for original issue up to the number stated in the preamble hereto.

           The Warrant Agent may appoint an authenticating agent acceptable to Holdings to authenticate Warrants. An authenticating agent may authenticate Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to authentication by the Warrant Agent includes authentication by such agent. An authenticating agent has the same rights as the Warrant Agent to deal with Holdings or an Affiliate of Holdings.

           3.3. Warrant Registrar and Warrant Paying Agent. Holdings shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange ("Warrant Registrar") and an office or agency where Warrants may be presented for exercise ("Warrant Paying Agent"). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. Holdings may appoint one or more co-Warrant Registrars and one or more additional Warrant Paying Agents. The term "Warrant Registrar" includes any co-Warrant Registrar and the term "Warrant Paying Agent" includes any additional Warrant Paying Agent. Holdings may change any Warrant Paying Agent or Warrant Registrar without notice to any holder. Holdings shall notify the Warrant Agent in writing of the name and address of any Warrant Paying Agent not a party to this Warrant Agreement. If Holdings fails to appoint or maintain another entity as Warrant Registrar or Warrant Paying Agent, the Warrant Agent shall act as such. Holdings or any of its Subsidiaries may act as Warrant Paying Agent or Warrant Registrar.

           Holdings initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Warrants.

           Holdings initially appoints the Warrant Agent to act as the Warrant Registrar and Warrant Paying Agent and to act as Warrant Custodian with respect to the Global Warrants.

           3.4. Funds Held by Warrant Paying Agent. Holdings shall require each Warrant Paying Agent other than the Warrant Agent to agree in writing that the Warrant Paying Agent will hold in trust for the benefit of holders or the Warrant Agent all money held by the Warrant Paying Agent for the payment of liquidated damages, if any, on the Warrants, and will notify the Warrant Agent of any default by Holdings in making any such payment. While any such default continues, the Warrant Agent may require a Warrant Paying Agent to pay all money held by it to the Warrant Agent. Holdings at any time may require a Warrant Paying Agent to pay all money held by it, in its capacity as Warrant Paying Agent, to the Warrant Agent. Upon payment over to the Warrant Agent, the Warrant Paying Agent (if other than Holdings or a Subsidiary) shall have no further liability for the money. If Holdings or a Subsidiary acts as Warrant Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders all money held by it as Warrant Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Holdings, the Warrant Agent shall serve as Warrant Paying Agent for the Warrants.

           3.5. Holder Lists. The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all holders. If the Warrant Agent is not the Warrant Registrar, Holdings shall furnish to the Warrant Agent at such times as the Warrant Agent may reasonably request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the holders.

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           3.6. Transfer and Exchange.

           (a)  Transfer and Exchange of Global Warrants.

           A Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Warrants will be exchanged by Holdings for Definitive Warrants if (i) Holdings delivers to the Warrant Agent notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by Holdings within 120 days after the date of such notice from the Depositary or (ii) Holdings in its sole discretion determines that the Global Warrants (in whole but not in part) should be exchanged for Definitive Warrants and delivers a written notice to such effect to the Warrant Agent. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Warrants shall be issued in such names as the Depositary shall instruct the Warrant Agent. Global Warrants also may be replaced, in whole or in part, as provided in Section 3.7 hereof. Every Warrant authenticated and delivered in exchange for, or in lieu of, a Global Warrant or any portion thereof, pursuant to this Section 3.6 or Section 3.7 or 3.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Warrant. A Global Warrant may not be exchanged for another Warrant other than as provided in this Section 3.6(a). However, beneficial interests in a Global Warrant may be transferred and exchanged as provided in Section 3.6(b) or (c) hereof.

           (b) Transfer and Exchange of Beneficial Interests in the Global Warrants.

           The transfer and exchange of beneficial interests in the Global Warrants shall be effected through the Depositary, in accordance with the provisions of this Warrant Agreement and the Applicable Procedures. Transfers of beneficial interests in the Global Warrants also shall require compliance with either subparagraph (i) or (ii) below, as applicable:

                (i) Transfer of Beneficial Interests in the Same Global Warrant. Beneficial interests in any Global Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Warrant. No written orders or instructions shall be required to be delivered to the Warrant Registrar to effect the transfers described in this Section 3.6(b)(i).

                (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Warrants. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.6(b)(i) above, the transferor of such beneficial interest must deliver to the Warrant Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Warrant in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Warrant in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Warrant Registrar containing information regarding the Person in whose name such Definitive Warrant shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial

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

           interests in Global Warrants contained in this Warrant Agreement and the Warrants, or otherwise applicable provisions under the Securities Act, the Warrant Agent shall adjust the number of the relevant Global Warrant(s) pursuant to Section 3.6(g) hereof.

           (c) Transfer or Exchange of Beneficial Interests in Global Warrants for Definitive Warrants.

           If any holder of a beneficial interest in a Global Warrant proposes to exchange such beneficial interest for a Definitive Warrant or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Warrant, then, upon satisfaction of the conditions set forth in
Section 3.6(b)(ii) hereof, the Warrant Agent shall order the amount of the applicable Global Warrant to be reduced accordingly pursuant to Section 3.6(g) hereof, and Holdings shall execute and, upon receipt of a Warrant Authentication Order, the Warrant Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Warrant in the appropriate amount. Any Definitive Warrant issued in exchange for a beneficial interest pursuant to this
Section 3.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Warrant Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Warrant Agent shall deliver such Definitive Warrants to the Persons in whose names such Warrants are so registered.

           (d) Transfer and Exchange of Definitive Warrants for Beneficial Interests.

           A holder of a Definitive Warrant may exchange such Warrant for a beneficial interest in a Global Warrant or transfer such Definitive Warrants to a Person who takes delivery thereof in the form of a beneficial interest in a Global Warrant at any time. Upon receipt of a request for such an exchange or transfer, the Warrant Agent shall cancel the applicable Definitive Warrant and increase or cause to be increased the number of one of the Global Warrants.

           (e) Transfer and Exchange of Definitive Warrants for Definitive Warrants.

           Upon request by a holder of Definitive Warrants and such holder's compliance with the provisions of this Section 3.6(e), the Warrant Registrar shall register the transfer or exchange of Definitive Warrants. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Warrant Registrar the Definitive Warrants duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Registrar duly executed by such holder or by his attorney, duly authorized in writing.

           (f) Legends.

           The following legend shall appear on the face of all Global Warrants issued under this Warrant Agreement unless specifically stated otherwise in the applicable provisions of this Warrant Agreement.

               THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.1(a) or 3.6(g) OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.6(a) OF THE WARRANT AGREEMENT, (III) THIS GLOBAL

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

     WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO
     SECTION 3.6(g) OR 3.11 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF HOLDINGS.

           (g) Cancellation and/or Adjustment of Global Warrants.

           At such time as all beneficial interests in a particular Global Warrant have been exchanged for Definitive Warrants or a particular Global Warrant has been redeemed, repurchased or canceled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent in accordance with Section 3.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant or for Definitive Warrants, the amount of Warrants represented by such Global Warrant shall be reduced accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant, such other Global Warrant shall be increased accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such increase.

           (h) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, Holdings shall execute and the Warrant Agent shall authenticate Global Warrants and Definitive Warrants upon Holdings' order or at the Warrant Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Warrant or to a holder of a Definitive Warrant for any registration of transfer or exchange, but Holdings may require payment by a holder of a beneficial interest in a Global Warrant or a holder of a Definitive Warrant of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to
           Section 3.10 hereof).

               (iii) All Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the duly authorized, executed and issued warrants for Class A Common Stock of Holdings, not subject to any preemptive rights, and entitled to the same benefits under this Warrant Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.

               (iv) Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent, any Warrant Paying Agent and Holdings may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for the purpose of receiving payment of principal of and interest on such Warrants and for all other purposes, and none of the Warrant Agent, any Warrant Paying Agent or Holdings shall be affected by notice to the contrary.

               (v) The Warrant Agent shall authenticate Global Warrants and Definitive Warrants in accordance with the provisions of Section 3.2 hereof.

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           (i)   All certifications, certificates and other documents required to be submitted to the Warrant Registrar pursuant to this Section 3.6 to effect a registration of transfer or exchange may be submitted by facsimile.

           3.7. Replacement Warrants. If any mutilated Warrant is surrendered to the Warrant Agent or Holdings and the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of such Warrant, Holdings shall issue and the Warrant Agent, upon receipt of a Warrant Authentication Order, shall authenticate a replacement Warrant if the Warrant Agent's requirements are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Warrant Agent and Holdings to protect Holdings, the Warrant Agent, any Warrant Paying Agent and any authenticating agent from any loss that any of them may suffer if a Warrant is replaced. Holdings may charge for its expenses in replacing a Warrant.

           Every replacement Warrant is an additional warrant of Holdings and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

           3.8. Outstanding Warrants. The Warrants outstanding at any time are all the Warrants authenticated by the Warrant Agent except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Warrant effected by the Warrant Agent in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 3.9 hereof, a Warrant does not cease to be outstanding because Holdings or an Affiliate of Holdings holds the Warrant.

           If a Warrant is replaced pursuant to Section 3.7 hereof, it ceases to be outstanding unless the Warrant Agent receives proof satisfactory to it that the replaced Warrant is held by a bona fide purchaser.

           3.9. Treasury Warrants. In determining whether the holders of the required amount of Warrants have concurred in any direction, waiver or consent, Warrants owned by Holdings, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Holdings, shall be considered as though not outstanding, except that for the purposes of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants that a responsible officer of the Warrant Agent actually knows are so owned shall be so disregarded.

           3.10. Temporary Warrants. Until certificates representing Warrants are ready for delivery, Holdings may prepare and the Warrant Agent, upon receipt of a Warrant Authentication Order, shall authenticate temporary Warrants. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that Holdings considers appropriate for temporary Warrants and as shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, Holdings shall prepare and the Warrant Agent shall authenticate definitive Warrants in exchange for temporary Warrants.

           Holders of temporary Warrants shall be entitled to all of the benefits of this Warrant Agreement.

           3.11. Cancellation. Holdings at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar and Warrant Paying Agent shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or payment. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, payment, replacement or cancellation. Such canceled Warrants shall be disposed of by the Warrant Agent in accordance with its customary procedures, with evidence of such disposal provided promptly to Holdings. Holdings may not issue new Warrants to replace Warrants that it has paid or that have been delivered to the Warrant Agent for cancellation.

           Section 4. Terms of Warrants; Exercise of Warrants.

           4.1. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised during the period commencing at the opening of business on January __, 2003 and until 5:00 p.m., New York City time on December 31, 2009 (the "Exercise Period"), to receive from Holdings the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the exercise price (the "Exercise Price") then in effect for such Warrant Shares. Subject to adjustment as provided herein, the Exercise Price shall be $3.18 per Warrant Share. Holdings shall give to the Depositary and to the Warrant Agent 15 days' prior written notice of the Expiration Date (as defined below) and of any other information required by the Depositary at such time, all in accordance with the procedures of the Depositary as then in effect. Each Warrant not exercised prior to 5:00 p.m., New York City time, on December 31, 2009 (the "Expiration Date") shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

           4.2. In order to exercise all or any of the Warrants represented by a Warrant Certificate, (i) in the case of Definitive Warrants, the holder thereof must surrender for exercise the Warrant Certificate to Holdings at the office of the Warrant Agent at its New York corporate trust office set forth in Section 17 hereof, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of the Depositary as the holder of such book-entry interest must comply with the Depositary's procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of both Global Warrants and Definitive Warrants, the holder thereof or the Participant, as applicable, must (a) deliver to Holdings at the office of the Warrant Agent the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be a medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and (b) make payment to the Warrant Agent for the account of Holdings of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. If a registration statement relating to the Warrant Shares is then in effect, and the making of offers and sales of the Warrant Shares thereunder has not been suspended or terminated in accordance with Section 16 hereof (the periods in which such conditions are met being referred to herein as "Registered Periods"), payment of the aggregate Exercise Price shall be made by a holder either (i) in cash, by wire transfer or by certified or official bank check payable to the order of Holdings or (ii) through a Cashless Exercise, in the manner provided in Section 4.3 hereof. At all times other than during Registered Periods, payment of the aggregate Exercise Price shall be made by a holder of Warrants only by Cashless Exercise. Holdings shall promptly notify the Warrant Agent, who shall in turn promptly notify each registered holder of a Warrant Certificate in accordance with the provisions of Section 10 hereof of the existence, and any subsequent suspension or termination, of a Registered Period. In the absence of a notice from Holdings that a Registered Period is in existence, the Warrant Agent shall only accept payment of the Exercise Price in the form of a Cashless Exercise.

           4.3. Subject to compliance with this Section 4, a holder shall have the right to exercise its Warrants without any payment in cash or by certified or official bank check (a "Cashless Exercise"), in which event Holdings shall issue to such holder a number of Warrant Shares computed using the formula:

                                N x (M - E)
                               -------------
                      X =
                                     M

where:

           X   =   the number of Warrant Shares to be issued to such holder.

           N   =   the number of Warrant Shares in respect of which such
                   Warrants then are being exercised by such holder.

           M   =   the Fair Market Value (as defined in Section 8.7 herein) per share of Class A Common Stock calculated as of the date on which the notice of exercise is delivered in accordance with the terms of Section 4.2 hereof.

           E   =   the Exercise Price then in effect.

           4.4. Subject to the provisions of Section 5 hereof, upon compliance with Section 4.2 hereof, Holdings shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the holder and in such name or names as the holder or Participant may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 9 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by Holdings as described in Section 8.13 hereof, or a tender offer or an exchange offer for shares of Class A Common Stock shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, Holdings shall, as soon as possible, but in any event not later than two business days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 9 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

           4.5. Subject to the provisions of Section 4 and 14 hereof, the Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Definitive Warrant are exercised, such Definitive Warrant shall be surrendered and a new Definitive Warrant of the same tenor and for the number of Warrants which were not exercised shall be executed by Holdings and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Definitive Warrant, registered in such name or names as may be directed in writing by the holder, and shall deliver the new Definitive Warrant to the Person or Persons entitled to receive the same. The Warrant Agent shall make such notations on Schedule A to each Global Warrant as are required to reflect any change in the number of Warrants represented by such Global Warrant resulting from any exercise in accordance with the terms hereof.

           4.6. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in accordance with its customary procedures, with evidence of such disposal provided promptly to Holdings. The Warrant Agent shall account promptly to Holdings with respect to Warrants exercised and concurrently pay to Holdings all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

           4.7. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. Holdings shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

           Section 5. Payment of Taxes. Holdings will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that Holdings shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and Holdings shall not be required to issue or deliver such Warrant Certificate or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to Holdings the amount of such tax or shall have established to the satisfaction of Holdings that such tax has been paid.

           Section 6. Reservation of Warrant Shares.

           6.1. Holdings will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock or its authorized and issued Class A Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Class A Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

           6.2. Holdings or, if appointed, the transfer agent for the Class A Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of Holdings' capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. Holdings will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of Holdings' capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. Holdings will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 9. Holdings will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 10 hereof.

           6.3. Before taking any action which would cause an adjustment pursuant to Section 8 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, Holdings will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by Holdings), be necessary in order that Holdings may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

           6.4. Holdings covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes (other than as contemplated by Section 5 hereof), liens, charges and security interests with respect to the issue thereof.

           Section 7. Obtaining Stock Exchange Listings. Holdings will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Class A Common Stock are then listed.

           Section 8. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8. For purposes of this
Section 8 "Common Stock" means shares now or hereafter authorized of any class of common stock of Holdings and any other stock of Holdings, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of Holdings without limit as to per share amount.

           8.1. Adjustment for Change in Capital Stock. If Holdings (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of Holdings which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

           The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of Holdings, Holdings shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 8. Such adjustment shall be made successively whenever any event listed above shall occur.

           8.2. Adjustment for Rights Issue. If Holdings distributes any rights, options or warrants to all holders of any class of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Fair Market Value (as defined herein) per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                           O + N x P
                               -----
               E' = E x          M
                         ------------
                              O + N

where:

         E' =  the adjusted Exercise Price.

         E  =  the current Exercise Price.

         O = the number of shares of Class A Common Stock outstanding on the record date (including the number of shares of Class A Common Stock issuable upon exercise, conversion or exchange of securities outstanding and vested on the date hereof convertible or exchangeable for Class A Common Stock on the date hereof).


         N  =  the number of additional shares of Common Stock offered.

         P  =  the offering price per share of the additional shares.

     M = the Fair Market Value per share of Class A Common Stock on the record date.

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          8.3. Adjustment for Other Distributions. If Holdings distributes to all holders of any class of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of Holdings, the Exercise Price shall be adjusted in accordance with the formula:

          E' = E x M - F
                   -----
                     M

where:

     E' = the adjusted Exercise Price.

     E  = the current Exercise Price.

     M = the Fair Market Value per share of Class A Common Stock on the record date mentioned below.

     F = the fair market value on the record date of the assets, securities, rights or warrants to be distributed in respect of one share of Common Stock as determined in good faith by the Board of Directors of Holdings (the "Board of Directors").

               The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

               This Section 8.3 does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of Holdings prepared in accordance with generally accepted accounting principles. Also, this Section 8.3 does not apply to rights, options or warrants referred to in Section 8.2 hereof.

          8.4. Adjustment for Common Stock Issue. If Holdings issues shares of Common Stock for a consideration per share less than the Fair Market Value per share on the date Holdings fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                            P
                            -
               E' = E x O + M
                        -----
                          A

where:

     E' = the adjusted Exercise Price.

         E =  the then current Exercise Price.

         O = the number of shares of Class A Common Stock outstanding immediately prior to the issuance of such additional shares (including the number of shares of Class A Common Stock issuable upon exercise, conversion or exchange of securities outstanding and vested on the date hereof convertible or exchangeable for Class A Common Stock on the date hereof).

         P = the aggregate consideration received for the issuance of such additional shares.

         M = the Fair Market Value per share of Class A Common Stock on the date of issuance of such additional shares.

         A = the number of shares of Class A Common Stock outstanding immediately after the issuance of such additional shares (including the number of shares of Class A Common Stock issuable upon exercise, conversion or exchange of securities outstanding and vested on the date hereof convertible or exchangeable for Class A Common Stock on the date hereof).

              The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

              This Section 8.4 does not apply to:

                   (i)  any of the transactions described in Sections 8.2 and
              8.3 hereof,

                   (ii) the exercise of warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

                   (iii) Common Stock issued to Holdings' employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection
              (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not exceed 15% of the Common Stock outstanding at the time of the adoption or amendment of each such plan, exclusive of antidilution adjustments thereunder),

                   (iv) Common Stock issued upon the exercise of rights or
              warrants issued to the holders of Common Stock,

                   (v) Common Stock issued to shareholders of any person which merges into Holdings in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, or

                   (vi) the issuance of shares of Common Stock pursuant to
              rights, options or warrants which were originally issued in a Non-Affiliate Sale (as defined below) together with one or more other securities as part of a unit at a price per unit.

              8.5. Adjustment for Convertible Securities Issue. If Holdings issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Sections 8.2 and 8.3 hereof for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Fair Market Value per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                P
                                -
                  E' = E x  O + M
                            -----
                            O + D


where:

         E' = the adjusted Exercise Price.

         E =  the then current Exercise Price.

         O = the number of shares of Class A Common Stock outstanding immediately prior to the issuance of such securities (including the number of shares of Class A Common Stock issuable upon exercise, conversion or exchange of securities outstanding and vested on the date hereof convertible or exchangeable for Class A Common Stock on the date hereof).

         P = the aggregate consideration received for the issuance of such securities.

         M = the Fair Market Value per share of Class A Common Stock on the date of issuance of such securities.

         D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

              The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

              If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

              This Section 8.5 does not apply to convertible securities issued to shareholders of any Person which merges into Holdings, or with a subsidiary of Holdings, in proportion to their stock holdings of such Person immediately prior to such merger, upon such merger.

              8.6. Consideration Received. For purposes of any computation respecting consideration received pursuant to Sections 8.4 and 8.5 hereof the following shall apply:

                   (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by Holdings for any underwriting of the issue or otherwise in connection therewith;

                   (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of

              Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent; and

                   (iii) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by Holdings for the issuance of such securities plus the additional consideration, if any, to be received by Holdings upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Section 8.6).

              8.7. Fair Market Value. For purposes of this Agreement, "Fair Market Value" means: (A) the average over the 10 trading days ending on the date immediately preceding the date of such determination of the last reported sale price, or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange (including the NASDAQ National Market) on which such security is listed or admitted for trading; provided, however, that if any event that results in an adjustment of the Exercise Price occurs during the period beginning on the first day of such 10-day period and ending on the date immediately preceding the date of determination, the Fair Market Value as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event or (B) if such security is not listed on any exchange or admitted for trading on the NASDAQ Stock Market, the Fair Market Value shall be (1) in connection with a sale to a party that is not an Affiliate of Holdings in an arm's length transaction (a "Non-Affiliate Sale"), the price per security at which such security is sold and (2) in connection with any sale to an Affiliate of Holdings, (a) the last price per security at which such security was sold in a Non-Affiliate Sale within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by (i) a majority of the Board of Directors, including a majority of the Disinterested Directors, and approved in a board resolution delivered to the Warrant Agent or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of Holdings, in each case, taking into account, among other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded.

              8.8. When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1.0% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

              8.9. When No Adjustment Required. No adjustment need be made for a transaction referred to Sections 8.1, 8.2, 8.3, 8.4 or 8.5 hereof, if holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Class A Common Stock participate in the transaction. No adjustment need be made for (i) rights to purchase Class A Common Stock pursuant to a Holdings plan for reinvestment of dividends or interest or (ii) a change in the par value or no par value of the Class A Common Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

              8.10. Notice of Adjustment. Whenever the Exercise Price is adjusted, Holdings shall provide the notices required by Section 10 hereof.

              8.11. Voluntary Reduction. Holdings from time to time may reduce the Exercise Price by any amount for any period of time, if the period is at least 20 days and if the reduction is irrevocable during the period; provided that in no event may the Exercise Price be less than the par value of a share of Class A Common Stock. Whenever the Exercise Price is reduced, Holdings shall mail to holders a notice of the reduction. Holdings shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period for which it will be in effect. A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of Sections 8.1, 8.2, 8.3, 8.4 and 8.5 hereof.

              8.12. Notice of Certain Transactions. If (i) Holdings takes any action that would require an adjustment in the Exercise Price pursuant to Sections 8.1, 8.2, 8.3, 8.4 and 8.5 hereof and if Holdings does not arrange for Warrant holders to participate pursuant to Section 8.9 hereof, (ii) Holdings takes any action that would require a supplemental Warrant Agreement pursuant to
Section 8.13 hereof or (iii) there is a liquidation or dissolution of Holdings, then Holdings shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. Holdings shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

              8.13. Reorganization of Holdings. If Holdings consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than Holdings, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 8.13. The successor company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement. If this Section 8.13 applies, Sections 8.1, 8.2, 8.3, 8.4 and
8.5 hereof do not apply.

              8.14. Holdings' Determination Final. Any determination that Holdings or the Board of Directors make pursuant to Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7 or 8.8 hereof is conclusive.

              8.15. Warrant Agent's Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 8 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 8.13 hereof are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for Holdings' failure to comply with this Section 8.

          8.16. When Issuance or Payment May Be Deferred. In any case in which this Section 8 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, Holdings may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of Holdings, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of Holdings, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 9 hereof; provided that Holdings shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          8.17. Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 8, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Class A Common Stock (calculated to the nearest hundredth) obtained from the following formula:

          N' = N x     E
                    -------
                       E'

where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N = the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

     E' = the adjusted Exercise Price.

     E  = the Exercise Price prior to adjustment.

          8.18. Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          Section 9. Fractional Interests. Holdings shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrants (or specified portion thereof), Holdings shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          Section 10. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 8, Holdings shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of Holdings) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the holders of the Warrants at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.

          In case:

          (a) Holdings shall authorize the issuance to all holders of any class of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) Holdings shall authorize the distribution to all holders of any class of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 8.1 hereof); or

          (c) of any consolidation or merger to which Holdings is a party and for which approval of any shareholders of Holdings is required, or of the conveyance or transfer of the properties and assets of Holdings substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of Holdings; or

          (e) Holdings proposes to take any action (other than actions of the character described in Section 8.1) which would require an adjustment of the Exercise Price pursuant to Section 8,

then Holdings shall cause to be filed with the Warrant Agent and shall cause to be given to each of the holders at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

          Holdings shall cause to be filed with the Warrant Agent and shall cause to be given to each of the holders at its address appearing on the Warrant register a written notice of the existence, and any subsequent suspension or termination, of a Registered Period.

          The failure to give any notice required by this Section 10 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of Holdings or any other matter, or any rights whatsoever as shareholders of Holdings.

          Section 11. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation or association succeeding to all or substantially all of the stock transfer business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 13. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          Section 12. Warrant Agent. The Warrant Agent undertakes the duties and obligations explicitly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Warrant Agent) upon the following terms and conditions, by all of which Holdings and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of Holdings and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of Holdings to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by Holdings.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for Holdings) and the Warrant Agent shall incur no liability or responsibility to Holdings or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

               (d)  (i)   The Warrant Agent shall incur no liability or
                          responsibility to Holdings or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                    (ii) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                    (iii) Notwithstanding anything in this Agreement to the
                          contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of the likelihood of the loss or damage and regardless of the form of action.

                    (iv) The provisions of this Section 12(d) shall survive the expiration of the Warrants and the termination of this Agreement.

               (e) Holdings agrees to pay to the Warrant Agent such compensation as shall be agreed to in writing between Holdings and the Warrant Agent for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its gross negligence or bad faith. The provisions of this Section 12(e) shall survive the expiration of the Warrants and the termination of this Agreement.

               (f) Holdings shall indemnify the Warrant Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Warrant Agreement, including the costs and expenses of enforcing this Warrant Agreement against Holdings (including this Section 12(f)) and defending itself against any claim (whether asserted by Holdings or any holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Warrant Agent shall notify Holdings promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify Holdings shall not relieve Holdings of its obligations hereunder. Holdings shall defend the claim and the Warrant Agent shall cooperate in the defense. The Warrant Agent may have separate counsel and Holdings shall pay for reasonable fees and expenses of such counsel. Holdings need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear. The provisions of this Section 12(f) shall survive the expiration of the Warrants and the termination of this Agreement.

          (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of Holdings or become pecuniarily interested in any transaction in which Holdings may be interested, or contract with or lend money to Holdings or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for Holdings or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent for Holdings, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

          (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and non-assessable, and makes no representation with respect thereto.

          (j) The Warrant Agent may assume that any Warrant exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption; provided, however, that the Warrant Agent may not accept payment of the Exercise Price in cash, by wire transfer or by certified or official bank check payable to the order of Holdings unless the Warrant Agent shall have received written notice from Holdings pursuant to
Section 4.2 hereof that a Registered Period is in existence.

          Section 14. Change of Warrant Agent.

          The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to Holdings written notice of its intention to resign 30 days in advance of the intended effective date of such resignation. The Warrant Agent may be removed by like notice to the Warrant Agent from Holdings, such notice to specify the date on which the removal is to be effected. If the Warrant Agent shall resign or be removed or otherwise become incapable of acting as Warrant Agent, Holdings shall appoint a successor to such Warrant Agent. If Holdings shall fail to make such appointment within a period of 30 days after such removal or it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate or, in the case of any such resignation or incapacity, the Warrant Agent, may, at the expense of Holdings, apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by Holdings or any such court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. Pending appointment of a successor to such Warrant Agent, either by Holdings or by such a court, the duties of the Warrant Agent shall be carried out by Holdings.

The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by Holdings or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 13, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent. Any successor Warrant Agent shall mail, by first class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing on the Warrant register written notice of its succession as Warrant Agent.

          Section 14. Registration. Holders shall be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside.

          Section 15. Reports.

          (a) Whether or not required by the rules and regulations of the Commission, so long as any Warrants are outstanding, Holdings shall furnish to the Warrant Agent and the holders of Warrants (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Holdings' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Holdings shall file a copy of all such information and reports with the Commission for public availability (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          (b) Holdings shall provide the Warrant Agent with a sufficient number of copies of all such reports that the Warrant Agent may be required to deliver to the holders of the Warrants under this Section 15.

          Section 16. Registration Rights.

          (a) Shelf Registration.

              (1) Subject to the terms and conditions of this Agreement, Holdings will use its Commercially Reasonable Efforts to (i) prepare and file with the Commission a Shelf Registration Statement covering the Registrable Securities on Form S-3 or other appropriate form within 90 days after the date hereof, (ii) cause such Shelf Registration Statement to be declared effective by the Commission within 180 days from the date hereof and (iii) keep effective such Shelf Registration Statement until the earlier of the second anniversary of the date on which such Shelf Registration Statement is declared effective by the Commission or such time as all Warrants have been exercised and all Warrant Shares have been issued in respect thereof.

              (2) Notwithstanding anything to the contrary herein, Holdings may delay the effectiveness of any registration statement, or suspend offers and sales under any effective registration statement, at any time and for any period (any of the foregoing, a "Black Out Period"), if (i) such action is required by applicable law, (ii) the effectiveness of any registration statement or the continuation of offers and sales under any effective registration statement would require Holdings to disclose a material financing, acquisition or other transaction, and the Board of Directors (or where due to the nature of the circumstances, timely consultation with the Board of Directors is not, in the good faith determination of the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer of Holdings, possible, then such officer) shall have determined in good faith that such disclosure is not in the best interests of Holdings and the holders of its outstanding Class A Common Stock, or (iii) the Board of Directors (or where due to the nature of the circumstances, timely consultation with the Board of Directors is not, in the good faith determination of the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer of Holdings, possible, then such officer) shall have determined in good faith that there is a valid business purpose or reason for such delay or suspension. Holdings shall promptly notify the Warrant Agent, who shall in turn promptly notify the holders, of any suspension of offers and sales under any effective registration statement. Any such suspension period shall commence upon notice by Holdings to the Warrant Agent and shall continue until Holdings notifies the Warrant Agent that offers and sales may be resumed.

           (b)  Additional Registration Procedures.

           Subject to the terms and conditions of this Agreement, Holdings will, as expeditiously as reasonably possible and at its expense:

                (1) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 16(a)(1) hereof, and otherwise as may be necessary to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the issuance of all Registrable Securities covered by such registration statement;

                (2) use its Commercially Reasonable Efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as may be necessary to issue the Registrable Securities (provided that Holdings will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 16(b)(2), (ii) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this
Section 16(b)(2) or (iii) consent to general service of process in any such jurisdiction where it would not otherwise be required to so consent but for this
Section 16(b)(2));

                (3) use its Commercially Reasonable Efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Holdings to enable Holdings to issue the Registrable Securities;

                (4) cause all such Registrable Securities to be registered under the Exchange Act;

                (5) cause a CUSIP number to be provided for such Registrable Securities;

                (6) provide and maintain a transfer agent and registrar for all of such Registrable Securities;

                (7) cause all such Registrable Securities to be listed on the Nasdaq National Market or any national securities exchange on which Class A Common Stock is then listed;

                (8) promptly notify the Warrant Agent, who shall in turn promptly notify the holders, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                (9) notify the Warrant Agent, who shall in turn promptly notify the holders, of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                (10) prepare and file with the Commission and promptly notify the Warrant Agent, who shall in turn promptly notify the holders, of the filing of such amendment or supplement to such registration statement or prospectus as may, in the reasonable judgment of Holdings, be necessary or advisable; and

                (11) advise the Warrant Agent, who shall in turn promptly advise the holders, promptly after it shall receive notice of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement.

          (c) Registration Expenses.

          All expenses incident to Holdings' performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on the Nasdaq National Market or any national securities exchange on which Class A Common Stock is then listed, and fees and disbursements of counsel for Holdings and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), Securities Act liability insurance (if Holdings elects to obtain such insurance), the fees and expenses of any special experts retained by Holdings in connection with such registration, and fees and expenses of other persons retained by Holdings in connection with each registration hereunder will be borne by Holdings.

          Section 17. Notices to Holdings and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on Holdings shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by Holdings with the Warrant Agent), as follows:

          XM Satellite Radio Holdings Inc.
          1500 Eckington Place, N.E.
          Washington, DC 20002
          Attention:  Joseph M. Titlebaum, Esq.

          In case Holdings shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

           Any notice pursuant to this Agreement to be given by Holdings or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with Holdings) to the Warrant Agent as follows:

           The Bank of New York
           101 Barclay Street, Floor 8 West
           New York, NY 10286
           Attention: Corporate Trust Administration

           Section 18. Supplements and Amendments. From time to time, Holdings and the Warrant Agent, without consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making changes that do not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the Warrants requires the written consent of the holders of a majority of the then outstanding Warrants. The consent of each holder of the Warrants is required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for in the Warrant Agreement as generally described above). Upon the delivery of a certificate from an Officer of Holdings which states that the proposed supplement or amendment is in compliance with the terms of this Section 18, the Warrant Agent shall execute such supplement or amendment. Notwithstanding any other provision hereof, the Warrant Agent's consent must be obtained regarding any amendment or supplement pursuant to this Section 18 which alters the Warrant Agent's duties hereunder.

           Section 19. Successors. All the covenants and provisions of this agreement by or for the benefit of Holdings or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

           Section 20. Termination. This Agreement shall terminate at 5:00 p.m., New York City time on December 31, 2009. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 12 shall survive such termination.

           Section 21. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The parties hereto hereby waive the right to a jury trial in any action arising out of this Agreement. Any dispute arising out of this Agreement shall be litigated in the borough of Manhattan, New York City, New York, and the parties hereby submit to the jurisdiction of such courts and acknowledge that such courts are a convenient forum.

           Section 22. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than Holdings, the Warrant Agent and the holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Holdings, the Warrant Agent and the holders.

           Section 23. Counterparts. This Agreement may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

                                          XM Satellite Radio Holdings Inc.



                                          By:___________________________________
                                          Name:
                                          Title:


                                          The Bank of New York, as Warrant Agent



                                          By:___________________________________
                                          Name:
                                          Title:

Warrant Agreement signature pages(s)

                                    EXHIBIT A

                                 FORM OF WARRANT

                          [Face of Warrant Certificate]

[Insert Global Warrant Legend, if applicable pursuant to the terms of the Warrant Agreement]

           NOTWITHSTANDING ANY PROVISIONS OF THIS WARRANT OR ANY OTHER DOCUMENT TO THE CONTRARY, IN THE EVENT THAT THE CONSENT OF THE FEDERAL COMMUNICATIONS COMMISSION ("FCC") TO THE EXERCISE OF THIS WARRANT IS REQUIRED TO BE OBTAINED PRIOR TO SUCH EXERCISE, THIS WARRANT SHALL NOT BE EXERCISABLE UNLESS AND UNTIL SUCH FCC CONSENT SHALL HAVE BEEN OBTAINED. IN THE EVENT THAT THIS WARRANT IS INTENDED TO BE EXERCISED AND SUCH FCC CONSENT IS REQUIRED TO BE OBTAINED, HOLDINGS AND THE HOLDER SHALL USE COMMERCIALLY REASONABLE EFFORTS TO OBTAIN SUCH FCC CONSENT PROMPTLY.

           NOTWITHSTANDING ANY PROVISIONS OF THIS WARRANT OR ANY OTHER DOCUMENT TO THE CONTRARY, INCLUDING BUT NOT LIMITED TO THE PRECEDING PARAGRAPH, THIS WARRANT SHALL NOT BE EXERCISABLE IN THE EVENT THAT SUCH EXERCISE WOULD CAUSE THE AGGREGATE ALIEN OWNERSHIP OR VOTING INTEREST IN HOLDINGS TO INCREASE TO ANY LEVEL ABOVE 24.5%, AS DETERMINED BY APPLICABLE FCC RULES, REGULATIONS, AND POLICIES, IT BEING WELL UNDERSTOOD THAT THIS WARRANT SHALL NOT BE EXERCISABLE IN THE EVENT THAT SUCH ALIEN OWNERSHIP OR VOTING INTEREST ALREADY EXCEEDS 24.5%, IT BEING FURTHER UNDERSTOOD THAT IN NO EVENT SHALL HOLDINGS BE REQUIRED HEREUNDER TO SEEK FCC CONSENT TO EXCEED FCC ALIEN OWNERSHIP OR VOTING LIMITATIONS APPLICABLE TO HOLDINGS.

No. ______                                                    _________ Warrants

                               Warrant Certificate

                        XM SATELLITE RADIO HOLDINGS INC.

           This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of Warrants expiring December 31, 2009 (the "Warrants") to purchase Class A Common Stock. Each Warrant entitles the holder upon exercise to receive from Holdings commencing on January __, 2003 until 5:00 p.m. New York City time on December 31, 2009, the number of fully paid and nonassessable Warrant Shares as set forth in the Warrant Agreement, subject to adjustment as set forth in Section 8 of the Warrant Agreement, at the initial exercise price (the "Exercise Price") of $3.18 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the cashless exercise provisions of Section 4 of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant

Agreement. No Warrant may be exercised after 5:00 p.m., New York City time, on December 31, 2009, and to the extent not exercised by such time such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by an authorized signatory of the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

           IN WITNESS WHEREOF, XM Satellite Radio Holdings Inc. has caused this Warrant Certificate to be signed by its President and Treasurer and by its Vice President and Secretary and may cause its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  _________, 200_

                                               XM Satellite Radio Holdings Inc.



                                               By: _____________________________
                                               Name:
                                               Title:



                                               By: _____________________________
                                               Name:
                                               Title:

Date of Countersignature:

_____________, 200_

Certificate of Authentication:

This is one of the Warrants referred to in the within mentioned Warrant
Agreement.

The Bank of New York
 as Warrant Agent

By: _________________________________
         Authorized Signatory

                        [Reverse of Warrant Certificate]

           The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring December 31, 2009 on exercise to receive shares of Class A Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of January __, 2003 (the "Warrant Agreement"), duly executed and delivered by Holdings to The Bank of New York, as warrant agent (the "Warrant Agent"), which Warrant Agreement (including the definitions set forth therein) is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, Holdings and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to Holdings.

           Warrants may be exercised at any time on or before December 31, 2009; provided that holders shall be required to make payment of the Exercise Price upon exercise of their Warrants only by means of a Cashless Exercise (as defined in Section 4.3 of the Warrant Agreement) unless a registration statement relating to the Warrant Shares is then in effect under the Securities Act of 1933, as amended (the "Securities Act"), and the making of offers and sales of the Warrant Shares thereunder has not been suspended or terminated in accordance with the provisions of Section 16 of the Warrant Agreement (the periods in which such conditions are met being referred to herein as "Registered Periods"). In order to exercise all or any of the Warrants represented by this Warrant Certificate, (i) in the case of Definitive Warrants, the holder must surrender for exercise this Warrant Certificate to the Warrant Agent at its New York corporate trust office set forth in Section 17 of the Warrant Agreement, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of the Depositary as the holder of such book-entry interest must comply with the Depositary's procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of both Global Warrants and Definitive Warrants, the holder thereof or the Participant, as applicable, must deliver to the Warrant Agent the form of election to purchase on the reverse hereof duly filled in and signed, which signature shall be a medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of Holdings of the Exercise Price, as adjusted as provided in the Warrant Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

           The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Class A Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but Holdings will pay the cash value thereof determined as provided in the Warrant Agreement.

           Holdings has agreed to use its Commercially Reasonable Efforts (subject to Black Out Periods) to (i) file within 90 days after the date of the Warrant Agreement a Shelf Registration Statement on an appropriate form under the Securities Act covering the issuance of Warrant Shares upon exercise of the Warrants, (ii) make the Shelf Registration Statement effective no later than 180 days after the date of the Warrant Agreement, and (iii) keep the Shelf Registration Statement effective until the earlier of the second anniversary of the date on which such Shelf Registration Statement is declared effective by the Commission or such time as all Warrants have been exercised and all Warrant Shares have been issued in respect thereof.

           Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

           Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

           Holdings and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither Holdings nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of Holdings.

                          Form of Election to Purchase

                    (To Be Executed Upon Exercise Of Warrant)

           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Class A Common Stock upon payment by the undersigned of the Exercise Price in effect as of the date hereof for the Warrants being surrendered.

           The undersigned understands and acknowledges that if exercise is occurring other than during a Registered Period, the undersigned is exercising Warrants pursuant to the Cashless Exercise provisions of Section 4.3 of the Warrant Agreement. If exercise is occurring during a Registered Period, the undersigned elects to make payment of the Exercise Price:

           [_] Check this box and complete if payment is to be made in cash, by wire transfer or by certified or official bank check payable to the order of Holdings. The undersigned elects to receive ____ shares of Class A Common Stock and herewith tenders payment for such shares to the order of Holdings in the amount of $____ in accordance with the terms hereof.

           [_] Check this box and complete if payment is to be made pursuant to the Cashless Exercise provisions of Section 4.3 of the Warrant Agreement. The undersigned elects to receive such number of shares of Class A Common Stock as Holdings then shall be required to issue in accordance with Section 4.3 of the Warrant Agreement upon tender by the undersigned for exchange of Warrants to purchase ____ shares of Class A Common Stock.

           The undersigned requests that a certificate for such shares be registered in the name of _____________________________, whose address is _______________________________ and that such shares be delivered to __________
whose address is _______________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to _________________, whose address is __________________. If payment of the Exercise Price is to be made through Cashless Exercise, in accordance with Section 9 of the Warrant Agreement the undersigned requests that any cash in lieu of fractional interests be paid to __________ whose address is
_______________________________.


Date: ______________, ____


                                       _____________________________
                                       (Signature)


                                        ____________________________
                                       (Signature Guaranteed)

                                   SCHEDULE A

                              SCHEDULE OF WARRANTS

                        EVIDENCED BY THIS GLOBAL WARRANT

           The initial number of Warrants evidenced by this Global Warrant shall be ______. The following decreases/increases in the number of Warrants evidenced by this Warrant have been made:

                                                        Total Number of
                Decrease in         Increase in         Warrants
                Number of           Number of           Evidenced by this
                Warrants            Warrants            Global Warrant         Notation Made
Date of         Evidenced by        Evidenced by        Following such         by or on Behalf
Decrease/       this Global         this Global         Decrease/              of Warrant
Increase        Warrant             Warrant             Increase               Agent
-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------

-------------   ----------------    -----------------   -------------------    ----------------